Exhibit 4(a)(i)

CABOT CORPORATION

AND

THE FIRST NATIONAL BANK

OF BOSTON

Trustee

Indenture

Dated as of December I, 1987

Debt Securities

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	10.03
(c)	10.03
313(a)	7.06
(b)(1)	N.A
(b)(2)	7.06.
(c)	10.02
(d)	7.06
314(a)	4.08; 10.02
(b)	N.A
(c)(1)	10.04.
(c)(2)	10.04
(c)(3)	N.A.
(d)	N.A.
(e)	10.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05; 10.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	10.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	10.01

i

INDENTURE dated as of December 1, 1987, between Cabot Corporation, a Delaware corporation (“Company”), and The First National Bank of Boston, a national banking association, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Securities:

ARTICLE ONE

Definitions and Incorporation by Reference

Section l.01. Definitions.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

“Agent” means any Registrar or Paying Agent. See Section 2.03.

“Board of Directors” means the Board of Directors of the Company or any committee of the Board of Directors duly authorized to act for it hereunder.

“Board Vote” means a vote of the Board of Directors, which may be evidenced by a certificate of the Secretary or an Assistant Secretary of the Company which states that such vote has been duly adopted by the Board of Directors and is in full force and effect.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Holder” or “Securityholder” or “Noteholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company. See Sections 10.04 and 10.05.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company, or who may be other counsel satisfactory to the Trustee.

“Responsible Officer” means any officer in the Corporate Trust Division of the Trustee or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Securities issued under this Indenture; provided, however, that if at any time there is more than one entity acting as Trustee under this Indenture, “Securities” as to which such entity is Trustee means Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any Series as to which such entity is not Trustee.

“Series” of Securities means all Securities provided for by one or more indentures supplemental hereto, Board Votes or Officers’ Certificates as being part of the same series.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§7aaa - 77bbbb) as in effect on the date of this Indenture, except as described in Section 9.03.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor. If at any time there are one or more additional parties acting as trustee hereunder for any Series of Securities, “Trustee” shall also mean such parties and the term “Trustee” as used with respect to the Securities of a particular Series means the Trustee with respect to Securities of that Series.

Section l.02. Other Definitions.

Term	Defined in Section

“Attributable Debt”	4.01
“Bankruptcy Law”	6.01
“Consolidated Net Tangible Assets”	4.01
“Custodian”	6.01
“Debt”	4.01
“Exempted Debt”	4.01
“Event of Default”	6.01
“Legal Holiday”	10.08
“Lien”	4.01
“Long-Term Debt”	4.01
“Paying Agent”	2.03
“Principal Property”	4.01
“Registrar”	2.03
“Restricted Property”	4.01
“Restricted Subsidiary”	4.01
“Sale-Leaseback Transaction”	4.01

Term	Defined in Section

“Subsidiary”	4.01
“United States”	4.01
“U.S. Government Obligations”	8.01
“Unrestricted Subsidiary”	4.01

Section l.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

Section l.04. Rules of Construction.

Unless the context otherwise requires:

(1)a term has the meaning assigned to it;

(2)an accounting term, not otherwise defined, has the meaning assigned to it in accordance with generally accepted accounting principles;

(3)“or” is not exclusive; and

(4)words in the singular include the plural, and in the plural include the singular.

ARTICLE TWO

The Securities

Section 2.01. Terms and Form.

The Securities may be issued from time to time in one or more Series. Each Series shall be limited to such aggregate principal amount, shall bear the title and interest at the rates and from the dates, shall mature at the times, shall or may be redeemable at the prices and upon the terms, and shall contain or be subject to all terms as shall be established in an indenture supplemental hereto or by or pursuant to a Board Vote (and, to the extent not set forth in the Board Vote, in an Officers’ Certificate detailing the adoption of terms pursuant to the Board Vote). Securities of a Series shall be substantially identical except as to denomination and except as may be otherwise provided in a Board Vote and/or an Officers’ Certificate or in an indenture supplemental hereto. In case of Securities of a Series to be issued from time to time, the Officers’ Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined.

The Securities of each Series hereunder shall be substantially in the form set forth in Exhibit A or in such form as shall be established pursuant to a Board Vote (and, to the extent not set forth in the Board Vote, in an Officers’ Certificate detailing the adoption of such form) or one or more indenture supplements to this Indenture, in each case, with such insertions, omissions, substitutions, and other variations as are required or permitted by this Indenture, such Board Vote or such indenture supplement. If a form of any Security is approved by a Board Vote, such Officers’ Certificate shall also state that all conditions precedent relating to the authentication and delivery of such Security have been complied with and shall be accompanied by a copy of the Board Vote by or pursuant to which the form of such Security has been approved. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them, such approval to be conclusively evidenced by the execution of such Securities. Unless the form of a Security of a Series provides otherwise, each Security shall be dated the date of its authentication.

Unless the form of a Security of a Series provides otherwise, the Securities of such Series shall be issued in denominations of $1,000 or multiples thereof.

Section 2.02. Execution and Authentication.

Two Officers shall sign the Securities for the Company and may employ facsimile signatures. The Company’s seal shall be impressed, affixed or reproduced on the Securities.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Trustee shall authenticate Securities for original issue upon (or in accordance with such procedures acceptable to the Trustee set forth in) a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee’s authentication shall be in the following form (except that where applicable any successor or additional Trustee’s name for Securities of a Series shall be substituted for the Trustee named below):

This is one of the Securities of the Series des ignated therein issued under the withinmentioned In- denture.

THE FIRST NATIONAL BANK OF BOSTON, as Trustee

By

Authorized Officer

Section 2.03. Registrar and Paying Agent.

The Company shall designate a Registrar who shall maintain an office or agency where Securities may be presented for registration of transfer and where Securities may be presented for exchange (“Registrar”) and a paying agent who shall maintain an office or agency where Securities may be presented for payment (“Paying Agent”). Initially, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110, will act as the Registrar and Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. With the consent of the Trustee, which shall not be unreasonably withheld, the Company may designate one or more co-registrars and one or more Paying Agents. The term “Registrar” includes any additional co-registrar. The term “Paying Agent” includes any additional paying agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.04. Paying Agent to Hold Money in Trust.

The Company, by written agreement, shall require each Paying Agent other than the Trustee to agree that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

Section 2.05. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee any information in the possession or control of the Company (a) on or before each semi-annual interest payment date of any Series of Securities, and (b) at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06. Transfer and Exchange.

When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested in the manner provided in this Section 2.06.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed for any exchange or transfer but not for any exchange pursuant to Section 2.09, 3.06 or 9.05.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any Series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities of that Series under Section 3.02 and ending at the close of business on the day of the mailing of notice of redemption, or (ii) to register the transfer of, or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 2.07. Replacement Securities.

If the Holder of a mutilated Security surrenders such Security to the Trustee or if the Holder of a Security presents evidence satisfactory to the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405(2) of the Massachusetts Uniform Commercial Code as in effect on the date of this Indenture are met. In case any such Security has or is about to become due and payable, the Company may pay the Security instead of issuing a new Security. If required by the Company or the Trustee, such Holder shall provide an indemnity bond which must be sufficient in the judgment of the party requiring it to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

Section 2.08. Outstanding Securities.

Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those Securities of any Series for which the Company has made a deposit in accordance with Section 8.01 and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security. See Section 10.06.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.10. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange. payment or cancellation and shall destroy such cancelled Securities and shall furnish the Company with a certificate of destruction. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest.

If the Company defaults in the payment of interest on any Series of the Securities, it shall pay the defaulted interest, plus any interest payable on such defaulted interest to the extent permitted by law, to persons who are Holders of Securities of such Series on a subsequent special record date. The Company shall fix the special record date and the payment date. At least 15 days before such special record date, the Company shall notify the Trustee and each Holder of such special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

ARTICLE THREE

Redemption

Section 3.01. Notices to Trustee.

If the Company wants to redeem any Series of Securities pursuant to the terms of the Securities of that Series, the Company shall notify the Trustee of the redemption date and the principal amount of the Securities to be redeemed.

Each such notice shall be accompanied by an Officers’ Certificate stating that the conditions to such redemption as provided in such Security and in this Indenture have been complied with. If the Company elects to redeem less than all the Securities of a Series, the Company shall notify the Trustee of such redemption date and of the principal amount of such Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 3.02.

If any Series of Securities by its terms is redeemable pursuant to the operation of a sinking fund, the Company shall notify the Trustee by an Officers’ Certificate of the amount of the next sinking fund payment and the portion of such payment which is to be satisfied by delivering and crediting Securities of the same Series pursuant to Section 3.05.

If the Company wants to credit against any mandatory redemption Securities of the same Series it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with such Officers’ Certificate.

The Company shall give each notice or Officers’ Certificate provided for in this Section at least 60 days before the redemption date (unless shorter notice is satisfactory to the Trustee).

Section 3.02. Selection of Securities to be Redeemed.

If less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of such

Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of such Series that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1)the redemption date;

(2)the redemption price and the accrued interest;

(3)if less than all Securities of a Series outstanding are to be redeemed, the identification (and, if any Security is to be redeemed in part, the principal amount) of the particular Security to be redeemed;

(4) the name and address of the Paying Agent;

(5)that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

(7)that the redemption is pursuant to a sinking fund, if that is the case.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the applicable redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the applicable redemption price plus accrued interest to the redemption date; provided, however, that any regular payment of interest becoming due on the redemption date shall be payable to the Holders of such Securities in accordance with their terms.

Section 3.05. Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Unless any Security by its terms prohibits any sinking fund payment obligation from being satisfied by delivering and crediting Securities (including Securities redeemed otherwise than through a sinking fund), the Company may deliver such Securities to the Trustee for crediting against such payment obligation in accordance with the terms of such Securities and this Indenture.

Section 3.06. Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate and deliver to the Holder a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

Covenants

Section 4.01. Certain Definitions.

“Attributable Debt” means as of the date of determination, the present value of rent due under a lease for the remaining primary term of the lease. Rent shall be discounted to present value from the due date of each installment to the date of determination at the actual interest factor included in the rent or, if the interest factor cannot readily be determined, at 12% per annum. Rent is the lesser of (1) rent for the remaining primary term of the lease assuming it is not earlier terminated, or (2) rent from the date of determination until the first permitted termination date under the lease plus the termination payment then due, if any. The remaining primary term of a lease includes any period for which the lease has been extended. Rent does not include (1) amounts payable for maintenance, repairs, insurance, taxes, assessments, water rates, and similar charges, or (2) contingent rent, such as that based on sales. Rent may be reduced by rent, discounted in the manner provided above, that any sublessee must pay from the date of determination for all or part of the same property. An obligation to pay rent shall be counted only once even if more than one entity is responsible for the obligation.

“Consolidated Net Tangible Assets” means total assets (after deducting all valuation and qualifying reserves related to those assets) less (1) total current liabilities (excluding that portion, if any, of long-term debt due within 12 months); (2) goodwill, patents and patent rights, trademarks, trade names, copyrights, debt discount and expense and other like intangibles; and (3) any equity in and the net amount of advances to Unrestricted Subsidiaries, all as stated in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries preceding the date of a determination.

“Debt” means any debt for money borrowed or any guarantee of such debt, but excludes any non-recourse debt for money borrowed incurred to develop or exploit any oil, gas or other mineral property. A Debt obligation shall be counted only once even if more than one entity is responsible for the obligation.

“Exempted Debt” means the total of the following incurred after the effective date of this Indenture (1) the outstanding principal amount of Debt of the Company and its Restricted Subsidiaries secured by any Lien other than a Lien permitted by paragraphs (1) through (9) of Section 4.03; plus (2) the outstanding Attributable Debt of the Company and its Restricted Subsidiaries other than Attributable Debt arising from a Sale-Leaseback Transaction permitted by paragraphs (1) through (4) of Section 4.04.

“Lien” means any mortgage, pledge, security interest or lien.

“Long-Term Debt” means Debt that by its terms matures on a date more than 12 months after the date of determination or Debt that the obligor may extend or renew without the obligee’s consent to a date more than 12 months after the date of determination.

“Principal Property’” means (1) any real property, manufacturing plant, processing plant, warehouse or office building located in the United States and owned or leased by the Company or a Restricted Subsidiary which has a gross book value, excluding depreciation, in excess of 2% of Consolidated Net Tangible Assets; (2) any property, wells and related equipment located in the United States a majority working interest in which is owned by the Company or a Restricted Subsidiary and is classified by the Company or such Restricted Subsidiary as capable of producing oil or gas in commercial quantities from production, gathering, and transportation facilities in existence on the date of determination; or (3) any other property designated as such by the President, Financial Vice President or Treasurer of the Company in a notice given to the Trustee. The definition does not include: (1) any plant, warehouse, building or other property, or any portion thereof, which, in the opinion of the Board of Directors, is at any time not of material importance to the total business conducted by the Company and its consolidated Subsidiaries taken as a whole; or (2) any plant, warehouse, building or other property acquired by the Company or a Restricted Subsidiary after the date of this Indenture which is financed by obligations of any State, political subdivision of any State, or the District of Columbia issued pursuant to agreements which satisfy the provisions of Section 142(a) or Section 144(a) of the Internal Revenue Code of 1986, or any successor to any such provision.

“Restricted Property” means any Principal Property, any Debt of a Restricted Subsidiary or any shares of stock of a Restricted Subsidiary, in each case now owned or hereafter acquired by the Company or a Restricted Subsidiary.

“Restricted Subsidiary” means (1) any Subsidiary other than an Unrestricted Subsidiary; and (2) any Subsidiary which was an Unrestricted Subsidiary but which subsequent to the date of this Indenture is designated by the Board of Directors to be a Restricted Subsidiary. A Subsidiary may not be designated a Restricted Subsidiary if as a result the Company would thereby breach any covenant in this Indenture.

“Sale-Leaseback Transaction” means an arrangement pursuant to which the Company or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a third person and leases it back from such person.

“Subsidiary” means a corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of its Board of Directors is owned by the Company, the Company and one or more Subsidiaries or by one or more Subsidiaries.

“United States’’ means the United States of America including its territories and possessions.

“Unrestricted Subsidiary” means (1) the following subsidiaries: Advanced Metallurgy and Testing Corporation, Cabot Gas Processing Corporation, Cabot Gas Supply Corporation, Cabot International Capital Corporation, Distrigas Corporation, Distrigas of Massachusetts Corporation, Haynes International, Inc. and TUCO Inc.; (2) any Subsidiary acquired or organized after the date of this Indenture which is not a successor, directly or indirectly, of a Restricted Subsidiary and which does not, directly or indirectly, own an equity interest in a Restricted Subsidiary; (3) any Subsidiary the principal assets of which are located outside the United States and the business of which is primarily conducted outside the United States; (4) any Subsidiary the principal business of which consists of financing the acquisition or disposition of real, personal or intangible property by persons including the Company or any Subsidiary; (5) any Subsidiary the principal business of which is owning, leasing, dealing in or developing real property for residential or office building purposes; (6) any Subsidiary, the principal business of which is the insuring or reinsuring of property, casualty or employee benefit risks; and (7) any Subsidiary substantially all of the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in clauses (1) through (6) of this paragraph. A Subsidiary shall cease to be an Unrestricted Subsidiary when it is designated by the Board of Directors to be a Restricted Subsidiary.

Section 4.02. Payment of Securities.

The Company shall pay the principal of, and interest and premium, if any, on each Series of Securities on the date and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money irrevocably designated for and sufficient to pay the installment. At the Company’s option, it can pay any interest on any Securities by mailing checks by first class mail to the Holders of such Securities at their addresses as shown on the Registrar’s books.

The Company shall pay interest on overdue principal and premium, if any, at the rate or rates borne by each Series of the Securities; it shall, to the extent lawful, pay interest on overdue installments of interest at the same rate or rates.

Section 4.03. Limitation on Liens.

The Company shall not, and it shall not permit any Restricted Subsidiary to, incur a Lien on Restricted Property to secure a Debt without making effective provision to secure the Securities equally and ratably with such Debt, unless:

(1)the Lien is on property, Debt or shares of stock of a corporation at the time the corporation becomes a Restricted Subsidiary; the Lien may not extend to any other Principal Property owned by the Company or a Restricted Subsidiary;

(2)the Lien is on property at the time the Company or a Restricted Subsidiary acquires or leases the property; the Lien may not extend to any other Principal Property owned by the Company or a Restricted Subsidiary;

(3)the Lien secures Debt incurred to finance all or some of the purchase price or cost of construction or improvement of property of the Company or a Restricted Subsidiary. In the case of any construction or improvement, the Lien may extend to substantially unimproved real property owned by the Company or a Restricted Subsidiary upon which the construction or improvement is made. The Lien may not extend to any other Principal Property owned by the Company or a Restricted Subsidiary, other than additions to such property so purchased, constructed or improved;

(4)the Lien secures a Debt of a Restricted Subsidiary owing to the Company or another wholly-owned Restricted Subsidiary;

(5)the Lien is on property of a corporation at the time the corporation merges into or consolidates with the Company or a Restricted Subsidiary; the Lien may not extend to any other Principal Property owned by the Company or a Restricted Subsidiary;

(6)the Lien is on property of a person or entity at the time the person or entity transfers or leases all or substantially all of its assets to the Company or a Restricted Subsidiary; the Lien may not extend to any other Principal Property owned by the Company or a Restricted Subsidiary;

(7)the Lien is in favor of a government or governmental entity and secures (i) payments pursuant to a contract or statute, or (ii) Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to such Lien;

(8)the Lien extends, renews, refunds or replaces in whole or in part a Lien (“existing Lien”) permitted by any of clauses (1) through (7). The Lien may not extend beyond (i) the property subject to the existing Lien; and (ii) improvements and construction on such property. The Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (4); or

(9)the Lien is on oil, gas or other mineral property or on oil, gas or other minerals or other products or by-products produced or extracted from that oil, gas or other mineral property, to secure non-recourse debt.

Notwithstanding the provisions of this Section 4.03, the Company or any Restricted Subsidiary may, without equally and ratably securing the Securities, grant Liens to secure Debt which would otherwise be subject to restriction by this Section 4.03 if, at the time of such granting and after giving effect to any Debt so secured, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets.

The terms of any Series of Securities adopted pursuant to Section 2.01 may provide that this Section 4.03 1s not applicable to such Series.

Section 4.04. Limitation on Sale and Leaseback.

The Company shall not, and it shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction unless:

(1)the lease has a term including renewal rights of three years or less;

(2)the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

(3)the Company or the Restricted Subsidiary on the date such Transaction is to close could create a Lien on the property involved in the SaleLeaseback Transaction to secure Debt under clause (3) or (7) of Section 4.03; or

(4)the Company or the Restricted Subsidiary receiving the proceeds from such Sale-Leaseback Transaction, within 180 days after it is consummated, applies, or commits to apply, an amount equal to the greater of the fair market value of the property, at the time of such Transaction, as determined by the Board of Directors, or the proceeds to:

(i)the acquisition of Restricted Property, including but not limited to, the acquisition, construction, development or improvement of property or equipment which is or upon completion of such acquisition, construction, development or improvement will be, Principal Property or a part of Principal Property; or

(ii)if permitted by the terms of Securities of any Series, the redemption of Securities of such Series pursuant to, and at the redemption price referred to in, the Securities and applicable at the time of redemption, or the retirement or redemption of other Long-Term Debt of the Company or a Restricted Subsidiary. However, the Company may not receive credit for: (x) the retirement of other Long-Term Debt at maturity or the redemption of other Long-Term Debt pursuant to any mandatory redemption provision; or (y) the retirement or redemption of any Long-Term Debt that is either subordinated to or junior in right of payment to the Securities, or owed by the Company to a Restricted Subsidiary.

Notwithstanding the provisions of this Section 4.04, the Company or any Restricted Subsidiary may enter into a Sale-Leaseback Transaction if, at the time of entering into the Transaction and after giving effect to it, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets.

The terms of any Series of Securities adopted pursuant to Section 2.01 may provide that this Section 4.04 is not applicable to such Series.

Section 4.05. Limitation on Sale or Transfer of Restricted Property.

The Company shall not, and it shall not permit any Restricted Subsidiary to, sell or transfer title to any Restricted Property to an Unrestricted Subsidiary unless it applies, or commits to apply, an amount equal to the fair market value of such Property at the time of such sale or transfer, as determined by the Board of Directors, within 18 months after the effective date of the transaction, to:

(1)the acquisition of Restricted Property, including but not limited to the acquisition, construction, development or improvement of property or equipment which is or upon completion of such acquisition, construction, development or improvement will be, Principal Property or a part of Principal Property; or

(2)if permitted by the terms of Securities of any Series, the redemption of Securities of such Series pursuant to, and at the redemption price referred to in, the Securities and applicable at the time of redemption, or the retirement of other Long-Term Debt of the Company or a Restricted Subsidiary•. However, the Company may not receive credit for: (A) the retirement of other Long-Term Debt at maturity or the redemption of the Securities or other Long-Term Debt pursuant to any mandatory redemption provision; or (B) the retirement or redemption of any Long-Term Debt that is either subordinated to or junior in right of payment to the Securities, or owed by the Company to a Restricted Subsidiary.

The terms of any Series of Securities adopted pursuant to Section 2.01 may provide that this Section 4.05 is not applicable to such Series.

Section 4.06. No Lien Created.

This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.

Section 4.07. Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default by the Company in performing its covenants and obligations hereunder that occurred during the fiscal year and is continuing. If they do know of such a Default, the Certificate shall describe the nature and status of the Default. The Certificate need not comply with Section 10.05. The first certificate shall be delivered to the Trustee by January 28, 1988.

Section 4.08. SEC Reports.

The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA Section 314(a).

ARTICLE FIVE

Successor Corporation

Section 5.01. When Company May Merge, etc.

The Company may consolidate with or merge into, or transfer all or substantially all of its assets to, one person or entity if:

(1)the person or entity assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; thereafter all such obligations of the predecessor corporation shall terminate;

(2)immediately after giving effect to the transaction, no Default would occur and be continuing; and

(3)the entity formed by or surviving such transaction, in the case of a consolidation or merger, and the transferee, in the case of a transfer, is a corporation organized under the laws of the United States of America or any State thereof.

Section 5.02. When Securities Must Be Secured.

If upon any such consolidation, merger or transfer any Principal Property would become subject to an attaching Lien that secures Debt, then before the consolidation, merger or transfer occurs, the Company by supplemental indenture shall secure the Securities by a direct Lien on all such Principal Property. The direct Lien shall have priority over the attaching Lien and over all other Liens on such Principal Property except the Liens already on it. The direct Lien may equally and ratably secure the Securities and any other obligation of the Company or a Subsidiary entitled to such security. The direct Lien may not secure an obligation of the Company or such a Subsidiary that is subordinated to the Securities. However, the Company need not comply with this Section if:

(1)the attaching Lien is permitted under any of clauses (1) through (9) of Section 4.03; or

(2)the Company or a Restricted Subsidiary under the next to last paragraph of Section 4.03 could create a Lien on the Principal Property to secure Debt at least equal in amount to that secured by the attaching Lien.

ARTICLE SIX

Defaults and Remedies

Section 6.01. Events of Default.

Unless the form of a Security of a Series provides otherwise, an “Event of Default” occurs with respect to Securities of any Series if:

(1)the Company defaults in the payment of interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 30 days;

(2)the Company defaults in the payment of the principal of, or premium, if any, on, any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise, provided that in the case of default in the making or satisfaction of any sinking fund payment, such default continues for a period of 10 days;

(3)the Company fails to comply with any of its other agreements in the Securities of that Series or this Indenture (other than a default which has expressly been included in this Indenture solely for the benefit of a Series of Securities other than that Series) and the default continues for the period and after the notice specified below;

(4)an event of default, as defined in any mortgage, indenture or instrument under which there is or may be issued indebtedness of the Company or any Restricted Subsidiary for money borrowed (including an Event of Default with respect to a Security of any Series hereunder) in the principal amount exceeding $5,000,000, shall occur with the result that such indebtedness shall have been declared due and payable prior to the date on which it would otherwise become due and payable, but if any such default is cured by the Company or such Restricted Subsidiary or is waived by the specified percentage of holders of such mortgage, indenture or instrument entitled so to waive, then the Event of Default under this Indenture by reason of such default shall be deemed to have been cured;

(5)the Company pursuant to or within the meaning of any Bankruptcy Law:

(a)commences a voluntary case;

(b)consents to the entry of an order for relief from claims against it in an involuntary case:

(c)consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(d)makes a general assignment for the benefit of its creditors;

(6)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)is for relief against the Company in an involuntary case;

(b)appoints a Custodian of the Company or for all or substantially all of its property; or

(c)orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 90 days; or

(7)any other Event of Default provided for Securities of that Series occurs.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default with respect to any Series of Securities under clause (3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities of that Series notify the Trustee and the Company of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

Section 6.02. Acceleration.

If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities of that Series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of that Series to be due and payable immediately. Upon such declaration, such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities of that Series by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration.

Section 6.03. Other Remedies.

If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, interest or premium, if any, on, the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of that Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults.

Subject to Section 9.02, the Holders of a majority in principal amount of the outstanding Securities or any Series on behalf of the Holders of the outstanding Securities of that Series by notice to the Trustee may waive an existing past Default or Event of Default and its consequences but such waiver shall not extend to any future Event of Default. When a Default or Event of Default is waived by the Holders of any Series of Securities, it is cured and stops continuing with respect to Securities of that Series.

Section 6.05. Control by Majority.

The Holders of a majority in principal amount of the outstanding Securities of any Series may direct the time, method and place of (1) conducting any proceeding for any remedy available to the Trustee; or (2) exercising any trust or power conferred on the Trustee with respect to the Securities of that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 7.01, that the Trustee determines would be unduly prejudicial to the rights of other Securityholders of that Series or that would involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

A Securityholder may pursue a remedy with respect to this Indenture or the Securities of that Series only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)the Holders of at least 25% in principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

(3)such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)during such 60-day period the Holders of a majority in principal amount of the outstanding Securities of that Series do not give the Trustee a direction inconsistent with the request.

A Holder of any Series of Securities may not use any provision of this Indenture to prejudice the rights of another Holder of any Securities of that Series or to obtain a preference or priority over another Holder of any Securities of that Series.

Section 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, interest and premium, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing for Securities of any Series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, interest and any premium remaining unpaid on the Securities of that Series.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities of any Series allowed in any judicial proceedings relative to the Company, its creditors or its property.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article with respect to Securities of any Series, it shall pay out the money in the following order:

FIRST: to the Trustee and any predecessor trustee of it for amounts due under Section 7.07;

SECOND: to Holders of Securities of that Series for amounts due and unpaid on the Securities of that Series for principal, interest and premium, if any, ratably without preference or priority of any kind, according to the amounts due and payable on the Securities of that Series for principal, interest and premium, if any, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any Series.

ARTICLE SEVEN

Trustee

Section 7.01. Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)Except during the continuance of an Event of Default:

(1)The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(2)In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(1)This paragraph (c) does not limit the effect of paragraph (b) of this Section;

(2)The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)The Trustee may refuse to perform any duty or exercise any right or power unless it is assured of indemnity satisfactory to it against any loss, liability or expense.

(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

Section 7.02. Rights of Trustee.

(1)The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(3)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default occurs and is continuing with respect to Securities of any Series and if it is known to the Trustee, the Trustee shall mail to each Holder of Securities of that Series notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security of that Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Holders of Securities of that Series.

Section 7.06. Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Company and each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities of any Series are listed.

The Company shall notify the Trustee whenever the Securities of any Series are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trust’s agents and counsel.

Except as provided below in this paragraph, the Company shall indemnify each of the Trustee and any predecessor trustee of it against any loss or liability incurred by it in connection with the administration of the trust created by this Indenture or the performance of its duties hereunder, including all reasonable costs and expenses in defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity but failure to do so shall not relieve the Company of its obligations under this Section 7.07. The Company need not pay for any settlement made by the Trustee without the Company’s consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by either the Trustee or any predecessor trustee of it through its own negligence or bad faith. In respect of the Company’s payment obligations in this Section 7.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee as such and not in its individual capacity, except for money or property held in trust for the benefit of the Holders to pay the principal of and interest and premium, if any, on particular Securities.

Section 7.08. Replacement of Trustee.

The Trustee may resign with respect to any or all Series of Securities by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities or any Series may remove the Trustee with respect to the Securities of that Series by notifying the removed Trustee and the Company. Those Holders may appoint a successor Trustee with respect to the Securities of that Series with the Company’s consent. The Company may remove the Trustee with respect to any or all Series of Securities or, if there is more than one Trustee hereunder, with respect to all Series of Securities for which such Trustee acts as trustee if:

(1)the Trustee fails to comply with Section 7.10;

(2)the Trustee is adjudged a bankrupt or an insolvent;

(3)a receiver or public officer takes charge of the Trustee or its property; or

(4)the Trustee becomes incapable of acting.

If the Trustee with respect to one or more Series of Securities resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to one or more Series of Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities with respect to such Series of Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of Series for which it acts as Trustee. A successor Trustee shall mail notice of its succession to each Holder of Securities of a Series for which it acts as Trustee.

If at the time a successor to the Trustee succeeds to the trusts created by this Indenture any of the Securities of any Series shall have been authenticated but not delivered, the successor to the Trustee of the Securities of that Series may adopt the certificate of authentication of any predecessor trustee for that Series of Securities and deliver the Securities for that Series so authenticated. If at that time any of the Securities of a Series shall not have been authenticated, any successor to the Trustee for that Series of Securities may authenticate the Securities for that Series either in the name of any predecessor trustee for that Series of Securities hereunder or in the name of the successor trustee. In all such cases the certificate of authentication shall have the same force and effect which the provisions of the Securities or this Indenture provided that certificates of authentication of the Trustee shall have, except that the right to adopt the certificate of authentication of any predecessor Trustee for a Series of Securities or to authenticate Securities of a Series in the name of any predecessor Trustee for that Series of Securities shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation shall be the successor Trustee, without any further act.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have for each Series of Securities a Trustee who satisfies the requirements of TIA Section 310(a)(l). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. If any Series of Securities is admitted to trading on the New York Stock Exchange, Inc., or any successor thereto, the Company shall ensure that a transfer agent facility maintain an office or agency in the Borough of Manhattan, the City of New York, as long as such Series of Securities shall be so admitted. With respect to each Series of Securities, the Trustee shall comply with TIA §310(b), including the proviso contained in TIA §310(b)(l) and the optional provision permitted by the second sentence of TIA §310(b)(9), provided, however, there shall be excluded from TIA §310(b) as incorporated herein this Indenture with respect to Securities of other Series and the Indenture of Trust and Agreement dated as of November 1, 1984, among the Company, the Town of Billerica, Massachusetts and The First National Bank of Boston, as trustee.

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE EIGHT

Discharge of Indenture

Section 8.01. Termination of Company’s Obligations.

The Company at any time may terminate its obligation to pay an installment of principal and premium, if any, or interest if it deposits with the Trustee money or U.S. Government Obligations sufficient to pay the installment when due. The Company shall designate the installment for which payment is being made.

The Company at any time may terminate all of its obligations under the Securities of any or all Series and this Indenture with respect to such Series or all Series if:

(1)all Securities of such Series previously authenticated and delivered (other than destroyed, lost or stolen Securities of such Series which have been replaced or paid) have been delivered to the Trustee for cancellation; or

(2)the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations (a) sufficient to pay principal of, and interest and premium, if any, on, the Securities of such Series to maturity or redemption, as the case may be, or (b) in the case of a Series of Securities which provides for a mandatory sinking fund, sufficient to make all mandatory sinking fund payments to maturity and sufficient to pay at maturity any principal of and interest on such Series for Securities of such Series not redeemed prior to maturity (other than moneys paid to the Company or discharged from trust in accordance with Section 8.03).

However, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08 and 8.03 with respect to the Securities of such Series shall survive until the Securities of such Series are no longer outstanding. Thereafter the Company’s obligations in Section 7.07 shall survive.

After such a deposit, the Trustee upon request shall acknowledge, in writing, the discharge of the Company’s obligations under the Securities of such Series and this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal of, and interest or premium, if any, on, the Securities, the U.S. Government Obligations shall be payable as to principal of, interest or premium, if any, on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

“U.S. Government Obligations” means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

Section 8.02. Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal of, interest and premium, if any, on, the Securities of the Series or to the payment of any mandatory sinking fund payments, for which the money or U.S. Government Obligations have been deposited.

Section 8.03. Repayment to Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time. The Trustee and Paying Agent shall pay to the Company upon request any money or U.S. Government Obligations held by them for the payment of principal, interest or premium, if any, on any Security or for the payment of any mandatory sinking fund payments, that remains unclaimed for two years after such principal, interest, premium or mandatory sinking fund payments have become due and payable. If such money or U.S. Government Obligations are then held by the Company they shall be discharged from the trust. After that, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an applicable abandoned property law designates another person or entity.

ARTICLE NINE

Amendments, Supplements and Waivers

Section 9.01. Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(1)to cure any ambiguity, omission, defect or inconsistency or to make other formal changes;

(2)to comply with Article Four or Five;

(3)to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4)to add to the covenants of the Company or to add any additional Events of Default for the benefit of all or any Series of Securities;

(5)to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in (i) bearer form, registrable or not registrable as to principal, and/or (ii) coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form;

(6)to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(7)to establish the form or terms of the Securities of any Series pursuant to Section 2.01; or

(8)to make any change that does not adversely affect the rights of any Securityholder;

but none of such changes shall adversely affect the rights of any Securityholder.

Section 9.02. With Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least 66-2/3% in principal amount of the outstanding Securities of each Series affected by such indenture supplement or amendment (each Series voting separately as one class). The Holders of a majority in principal amount of the outstanding Securities of each such Series (each Series voting separately as one class) may waive compliance by the Company in a particular instance with any provision of this Indenture or the Securities of such Series without notice to any Holder of Securities of such Series. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1)reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)reduce the rate of or change the time for payment of interest on any Security;

(3)reduce the principal of or change the fixed maturity of any Security;

(4)waive a default in the payment of the principal of or premium, if any, or interest on any Security; or

(5)make any Security payable in money other than that stated in the Security.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder of a Security of any Series is a continuing consent, irrevocable for a period of nine months from the date given or, if earlier, until the amendment, supplement or waiver becomes effective, both as to the Holder giving such consent and as to every subsequent Holder of a Security of that Series or a portion of such a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on each Security of that Series. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder of that Series.

Section 9.05. Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the term of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about an amendment, supplement or waiver and return it to the Holder. Alternatively, the Company in exchange for Securities may issue and the Trustee shall authenticate new Securities that reflect an amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

The Trustee need not sign any supplemental indenture that adversely affects its rights. In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE TEN

Miscellaneous

Section 10.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.02. Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail to the other’s address as follows:

if to the Company:Cabot Corporation

950 Winter Street

Waltham, Massachusetts 02154

Attention: Financial Vice President

if to the Trustee:The First National Bank of Boston

100 Federal Street

Boston, Massachusetts 02110

Attention: Corporate Trust Division

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of a Security shall be mailed by first class mail to his or her address shown on the register kept by the

Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 10.03. Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05. Statements Required in Certificate or Opinion.

Each Certificate or Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)a statement that the person making such Certificate or Opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or Opinion are based;

(3)a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.06. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or an Affiliate.

Section 10.07. Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.08. Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in a jurisdiction in which an action is required hereunder are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.09. Governing Law.

The laws of The Commonwealth of Massachusetts shall govern this Indenture and the Securities.

Section 10.10. No Recourse Against Others.

All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 10.11. Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.12. Execution in Counterparts.

The parties may sign this Indenture in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same agreement.

SIGNATURES

Cabot Corporation

By /s/ Frederick A. Conti

Financial Vice President

Attest:/s/ Charles D. Gerlinger

Assistant Secretary

(Seal)

The First National Bank

of Boston

By /s/ J. E. Mogavero

Senior Account Manager

Attest:/s/ [Signature Illegible]

Assistant Cashier

(Seal)

Commonwealth of Massachusetts	}ss.
County of Suffolk

On the 23rd day of December, 1987, before me personally came Fredrick A. Conti, to me known, who, being by me duly sworn, did depose and say that he resides at 1172 Old Marlboro Road, Concord, Massachusetts, that he is the Financial Vice President of Cabot Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Mary Puopolo

Notary Public

[Seal]

Commonwealth of Massachusetts	}ss.
County of Suffolk

On the 21st day of December, 1987, before me personally came J. E. Mogavero, to me known, who, being by me duly sworn, did depose and say that he resides at 8 Abbot Street, Wellesley, MA; that he is a Senior Account Manager of The First National Bank of Boston, a national banking association described in and which executed the above instrument; that he knows the corporate seal of said association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of directors of said association; and that he signed his name thereto by like authority.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ [Signature Illegible]

Notary Public

[Seal]

EXHIBIT A

(Form of Face of Security)

No.$

CABOT CORPORATION

[Insert Title of Securities]

promises to pay to

or registered assigns the principal sum of

Dollars on,.

Interest Payment Dates:and

Record Dates:and

Additional provisions of this Security are set forth on the other side of this Security.

Cabot Corporation

By

Financial Vice President

[Seal]

By

Treasurer

Dated:

This is one of the Securities of the Series designated

therein issued under the withinmentioned Indenture.

THE FIRST NATIONAL BANK

OF BOSTON, as Trustee

By

Authorized Officer

2

(Form of Reverse of Security)

CABOT CORPORATION

%Due

1.Interest.

Cabot Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually onandof each year (the “Interest Payment Dates”). Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.Method of Payment.

The Company will pay interest on the Securities of this Series (except defaulted interest) to the persons who are registered holders of the Securities of this Series (the “Holders”) at the close of business on the th day of the month (the “Record Dates”) next preceding the Interest Payment Date. Holders must surrender the Securities of this Series to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest and premium, if any, by its check payable in such money. It may mail an interest check to a Holder’s registered address.

3.Paying Agent and Registrar.

Initially, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110, will act as Registrar and Paying Agent. The Company may change any Registrar or Paying Agent without notice. The Company may act as Registrar or Paying Agent.

4.Indenture.

This Security is one of a duly authorized Series of Securities designated on the face hereof issued by the Company under an Indenture dated as of December l, 1987 (“Indenture”), between the Company and The First National Bank of Boston (the “Trustee”). The terms of the Securities of this Series include those stated in this Security, in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date of the Indenture (except as defined in Section 9.03 of the Indenture). The Securities of this Series are subject to all such terms and Holders are referred to this Security, the Indenture and the TIA for a statement of them. The Securities of this Series are general unsecured obligations of the Company.

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[] Optional Redemption. [If applicable, insert]

The Company may redeem all the Securities of this Series at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

If redeemed during the 12-month period ending

YearPercentageYearPercentage

and thereafter without premium.

However, the Company may not so redeem the Securities of this Series before, 19through refunding directly or indirectly from, or in anticipation of, money borrowed by or for the account of the Company or a Subsidiary at an interest cost (calculated in accordance with generally accepted financial practice) of% per annum or less. In the case of any redemption pursuant to this paragraph prior to, 19, the Company will deliver to the Trustee, prior to the mailing of any notice of such redemption, an Officers’ Certificate stating that such redemption will comply with this limitation.

[] Mandatory Redemption-Sinking Fund. [If applicable, insert]

The Company will redeem $principal amount of Securities of this Series on and on eachthereafter through at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The Company may, at its option, receive credit towards the principal amount of the Securities of this Series to be redeemed pursuant to this paragraphin an amount equal to 100% of the principal amount (excluding premium) of any Security of this Series that the Company has delivered to the Trustee for cancellation or redemption other than pursuant to this paragraph        . The Company may also so receive credit for the same Security of this Series only once.

[] Additional Optional Redemption. [If applicable, insert]

In addition to redemption pursuant to paragraph, the Company may redeem not more than $principal amount of the Securities of this Series, or such lesser amount which is a multiple of $1,000, on1,and on eachthereafter through, at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The right to redeem such an additional amount shall not accumulate from year to year but shall lapse to the extent not exercised in any year it is available. At the election of the Company, any optional redemptions so made may be applied to reduce the amount of any subsequent mandatory sinking fund payment required in paragraph.

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[] Notice of Redemption. [If applicable, insert]

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of a Security of this Series to be redeemed at his or her registered address. Securities of this Series in denominations larger than $1,000 may be redeemed in part. On and after the redemption date. interest ceases to accrue on the Securities of this Series or portions of them called for redemption.

[] Denominations, Transfer, Exchange.

The Securities of this Series are in registered form without coupons in denominations of $1,000 and multiples of $1,000.

A Holder may transfer or exchange a Security in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

[If applicable, insert] The Registrar need not transfer or exchange any Security selected for redemption. Also, it need not transfer or exchange any Security for a period beginning 15 days before the selection of Securities to be redeemed and ending on the day of a mailing of the notice of redemption.

[] Persons Deemed Owners. [If applicable. insert]

The registered Holder of a Security may be treated as the owner of it for all purposes, except as otherwise provided in paragraph 2 of this Security.

[] Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company and not to the Trustee for payment unless an abandoned property law designates another person.

[] Amendments, Supplements and Waivers.

Subject to certain exceptions, the Indenture or the Securities of any Series may be amended or supplemented and compliance with any provisions may be waived with the consent of the Holders of at least 66-2/3% in principal amount of the Securities of each Series to be affected, and any past default may be waived with the consent of the Holders of a majority in principal amount of the Securities of each Series affected. Without the consent of any Holder, the Indenture or this Security may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency or make other formal changes, to comply with Article Four or Five of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add to the covenants of the Company

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or to add any additional Events of Default for the benefit of all or any Series of Securities, to provide for the issuance of Securities in bearer form and/or coupon form, to add or change any provisions of the Indenture necessary to provide for or facilitate the administration of the Trusts under the Indenture by more than one Trustee, to establish the form or terms of the Securities of any Series pursuant to Section 2.01 of the Indenture, or to make any change that does not adversely affect the rights of any Securityholder, but such changes shall not adversely affect the rights of any Holder.

[] Restrictive Covenants.

The Indenture does not limit other unsecured debt. It does limit certain liens and Sale-Leaseback Transactions with respect to certain property which is: (a) real property or a manufacturing plant, processing plant, warehouse, or office building, having a value in excess of a specified amount; (b) property capable of producing oil or gas in commercial quantities, located in the United States; or (c) property that is of material importance to the Company’s consolidated business. The Indenture also requires that such properties be sold at a fair value to certain of the Company’s subsidiaries or otherwise limits the use of proceeds from the sale of such properties to such subsidiaries. The limitations are subject to a number of important qualifications and exceptions. Once a year the Company must report to the Trustee on compliance with the limitations.

[If applicable, insert]

As contemplated by Section 404(4)(ii) of the Indenture, the Company or any Restricted Subsidiary shall be permitted to enter into a Sale-Leaseback Transaction if, upon receiving the proceeds from such Sale-Leaseback Transaction, within 180 days after it is consummated, it applies or commits to apply an amount equal to the greater of the fair market value of the property, at the time of such Transaction, as determined by the Board of Directors, or the proceeds to the retirement of other Long-Term Debt of the Company or a Restricted Subsidiary.

[If applicable, insert]

As contemplated by Section 4.05(2) of the Indenture, the Company or any Restricted Subsidiary shall be permitted to sell or transfer title to Restricted Property to an Unrestricted Subsidiary, if it applies or commits to apply an amount equal to the fair market value of such Property at the time of such sale or transfer, as determined by the Board of Directors, within 18 months after the effective date of the transaction, to the retirement of other Long-Term Debt of the Company or a Restricted Subsidiary.

[] Successor Corporation.

When a successor assumes the obligations of the Company to the Holders, the Company will be released from those obligations.

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[] Defaults and Remedies.

An Event of Default is: default for 30 days in payment of interest on the Securities of the Series affected; default in payment of principal or premium, if any, on the Securities of the Series affected or default for 10 days in the making of a sinking fund payment on the Securities of the Series affected; failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Indenture or the Securities of that Series; default by the Company or a Restricted Subsidiary under an agreement for money borrowed in excess of $5,000,000 which results in acceleration of such debt and is not cured; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities of the Series affected may declare the principal of and accrued interest on all of the Securities of the Series to be due and payable immediately. Holders may not enforce the Indenture or this Security except as provided in the Indenture. The Trustee may require indemnity satisfactory to it from Holders who request the Trustee to enforce the Indenture or the Securities of the Series affected. Subject to certain limitations, Holders of a majority in principal amount of the Securities of a Series may direct the Trustee in its exercise of any trust or power with respect to the Securities of such Series. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, interest or any premium) if it determines that withholding notice is in their interests.

[] Trustee Dealings with Company.

The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affil1ares, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

[] No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Security of any Series or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Security.

[] Authentication.

This Security shall not be valid until authenticated by the manual signature of the Trustee.

[] Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties),

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JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian) and U/G/M/A (Uniform Gifts to Minors Act).

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to:

Secretary

Cabot Corporation

950 Winter Street

Waltham, Massachusetts 02154

8

ASSIGNMENT FORM

To assign this Security,

fill in the form below:

I or we assign and transfer this Security to:

Insert assignee’s social security

or other identifying number

(Print or type name, address and zip code of assignee)

and irrevocably appoint

agent

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:

Signed:

(Sign exactly as name appears on the other side of this Security)